EXHIBIT 99.1

Contacts:
Rachael Scherer Medtronic Investor Relations
763-505-2694

Rob Clark
Medtronic Public Relations
763-505-2635

Yvan Deurbroeck
Medtronic International
+41 21 802 7574
FOR IMMEDIATE RELEASE
MEDTRONIC REPORTS THIRD QUARTER NET EARNINGS UP 23%;
EARNINGS PER SHARE INCREASED 22%
Implantable Cardioverter Defibrillators and Spinal Products
Highlight Third Quarter Growth
•	Company-wide Revenue Increased 9% (Constant Currency Growth of 12%)

•	Implantable Cardioverter Defibrillator (ICD) Revenue Grew 21% (Constant Currency Growth of 23%)

•	Spinal Revenue Grew 19% (Constant Currency Growth of 20%)

•	R&D Spending Increased 16% to $280 Million
MINNEAPOLIS — February 21, 2006 — Medtronic, Inc. (NYSE: MDT) today announced record revenue for the quarter ended January 27, 2006, of $2.770 billion, a 9 percent increase over the $2.531 billion recorded in the third quarter of fiscal year 2005. On a constant currency basis, growth was 12 percent with a negative currency translation impact of $72 million or 3 percent.
As reported, third quarter net earnings were $670 million or $0.55 per diluted share, an increase of 23 percent and 22 percent respectively over the prior year third quarter. Excluding the litigation charge included in the prior year third quarter, net earnings and earnings per share increased 20 percent.

“Solid overall growth was again led by our two largest product lines, implantable defibrillators and spinal products. These two product lines accounted for about 45 percent of the corporation’s revenue and, on a constant currency basis, they collectively grew 22 percent compared to the prior year third quarter,” said Art Collins, chairman and chief executive officer of Medtronic. “This year’s growth reflects the impact of ongoing investments; for example, during this quarter R&D expenditures increased 16 percent to $280 million.”
Cardiac Rhythm Management Business
Cardiac Rhythm Management (CRM) quarterly revenue was $1.263 billion, representing growth of 10 percent over the same period last fiscal year (constant currency growth of 13 percent). ICD revenue was $723 million in the quarter, representing an increase of 21 percent (constant currency growth of 23 percent). ICD revenue gains underscore the strength of Medtronic’s product line and sales and technical support teams. Worldwide pacing revenue was $426 million in the quarter, a decrease of 1 percent (constant currency growth of 3 percent). Negatively impacted by previously disclosed vendor supply issues, Emergency Response Systems reported revenue of $99 million, a decrease of 4 percent (constant currency decrease of 1 percent).
CRM highlights include:
•	Medtronic’s InSync Sentry™ CRT-D system, with OptiVol™ fluid status monitoring, continued to be well received by physicians and now represents the majority of Medtronic CRT-D units sold worldwide. These products, combined with the EnTrust and Intrinsic ICD families, have strengthened Medtronic’s market leadership position.

•	The EnRhythm pacemaker with Medtronic’s unique managed ventricular pacing (MVP) feature helped drive 8 percent pacing growth in the U.S., the strongest performance in over three years.

•	The Medtronic CareLink® Network continued to expand, with close to 60,000 patients now being monitored by about 750 clinics.

Spinal, ENT and Navigation Businesses
Spinal / Ear, Nose and Throat (ENT) / Navigation revenue for the quarter was $628 million, representing 17 percent growth over the same period last fiscal year (constant currency growth of 19 percent). Maintaining a track record of strong growth and market share improvement, Spinal revenue of $534 million increased 19 percent (constant currency growth of 20 percent).
Spinal highlights include:
•	Spinal Biologics revenue increased more than 35 percent as surgeon demand for INFUSE™ bone graft increased in both spinal and trauma indications.

•	Enrollment was completed in the PRESTIGE® LP cervical disc clinical trial, Medtronic’s third major artificial cervical disc trial for the treatment of degenerative spine disease. Medtronic’s portfolio of dynamic stabilization products, which includes the DIAM™ System, the MAVERICK™ and O-MAV™ artificial lumbar discs and the PRESTIGE LP and BRYAN® cervical discs, continued to gain momentum and collectively hold the number one market position in Europe.

•	Five spinal products received 510(k) clearance from the U.S. Food and Drug Administration (FDA), including a new indication for cranial stabilization in cervical spinal fusion for the VERTEX reconstruction system, the world’s leading posterior cervical stabilization system.
Neurological and Diabetes Businesses
Neurological and Diabetes quarterly revenue of $489 million increased 6 percent over the same quarter one year ago (constant currency growth of 9 percent). Neurological revenue of $307 million and Diabetes revenue of $182 million both grew 6 percent (constant currency growth of 9 percent).
Neurological and Diabetes highlights include:
•	Medtronic’s RESTORE™ rechargeable neurostimulation system with its unique flexible extender that allows for easier device replacement continued to be well received by physicians. RESTORE is estimated to hold the leading market share position in the rapidly growing rechargeable segment of the market and now accounts for the majority of Medtronic Neurostimulation systems sold.
•	The U.S. clinical trial for the Intercept™ epilepsy control system met an early milestone and enrollment in the trial will accelerate.

•	Distribution of the Guardian™ RT continuous glucose monitoring system was expanded to cover many international markets and select U.S. cities. The system displays glucose readings every five minutes and alerts the patient when glucose levels become too high or low. Diabetes patients will now be able to intervene earlier to maintain healthy glucose control.
Vascular Business
Vascular revenue of $236 million for the quarter represented 6 percent growth over the same period last fiscal year (constant currency growth of 13 percent).
Vascular highlights included:
•	The Endeavor™ drug eluting coronary stent continued to be well received by physicians and is now commercially released in over 85 countries outside the U.S. Revenues of $43 million represented mid- to high-teens market share in countries where the product has been fully commercialized.

•	The initial clinical trial of Endeavor CR, Medtronic’s next-generation drug-eluting stent commenced. Endeavor CR is designed to promote an appropriate healing response for patients with diabetes or complex lesions.

•	The first pre-market approval (PMA) module for the Talent™ thoracic stent graft system was submitted to the FDA. Medtronic holds a global market leadership position with the AneuRx® and Talent™ stent grafts that treat abdominal and thoracic aortic aneurysms (AAA/TAA).
Cardiac Surgery Business
Cardiac Surgery revenue of $154 million in the quarter declined 6 percent over the same period last fiscal year (constant currency decline of 3 percent). Looking ahead, the company expects to release two new valve repair products in early fiscal year 2007, which should help improve growth in this segment.

Concluding Comments
In reviewing the quarter, Collins concluded, “Medtronic’s overall competitive position remains strong as we compete in some of the most attractive segments of the medical technology industry.”
Webcast Information
Medtronic will host a webcast today, February 21 at 4:30 pm EST (3:30 CST), to provide information about its businesses for the public, analyst and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com., and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
This press release contains forward-looking statements, including statements regarding clinical trials, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and others described in Medtronic’s Quarterly Report on Form 10-Q for the quarter ended October 28, 2005. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statement.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Nine months ended
	January 27, 2006	January 28, 2005	January 27, 2006	January 28, 2005
Net sales	$2,769.5	$2,530.7	$8,225.3	$7,276.6

Costs and expenses:
Cost of products sold	698.7	605.6	2,047.3	1,740.7
Research and development expense	280.3	241.0	818.9	703.4
Selling, general, and administrative expense	899.7	814.2	2,685.3	2,355.9
Special charges	—	—	100.0	—
Certain litigation	—	24.3	—	24.3
Purchased in-process research and development (IPR&D)	—	—	363.8	—
Other expense, net	9.6	94.6	101.1	212.1
Interest income	(23.7)	(13.0)	(52.5)	(24.4)

Total costs and expenses	1,864.6	1,766.7	6,063.9	5,012.0

Earnings before income taxes	904.9	764.0	2,161.4	2,264.6

Provision for income taxes	235.3	219.9	354.7	655.1

Net earnings	$669.6	$544.1	$1,806.7	$1,609.5

Earnings per share:
Basic	$0.55	$0.45	$1.49	$1.33

Diluted	$0.55	$0.45	$1.48	$1.32

Weighted average shares outstanding:
Basic	1,208.5	1,208.2	1,209.4	1,208.9
Diluted	1,222.8	1,219.1	1,222.6	1,220.0

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED ADJUSTED NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended	Three months ended
	January 27, 2006	January 28, 2005
Net earnings, as reported	$669.6	$544.1
Certain litigation	—	15.6	(a)

Adjusted net earnings	$669.6	$559.7

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED ADJUSTED DILUTED EPS
(Unaudited)

	Three months ended	Three months ended
	January 27, 2006	January 28, 2005
Diluted EPS, as reported	$0.55	$0.45
Certain litigation	—	0.01	(a)

Adjusted diluted EPS	$0.55	$0.46

(a)	The $15.6 million ($0.01 per share) after-tax certain litigation charge ($24.3 million pre-tax) is related to the DePuy/AcroMed, Inc. (DePuy/AcroMed) litigation. In addition to disclosing certain litigation charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this litigation charge. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this litigation charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. This non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED ADJUSTED NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Nine months ended		Nine months ended
	January 27, 2006		January 28, 2005
Net earnings, as reported	$1,806.7		$1,609.5
Special charges	65.6	(a)	—
Certain litigation	—		15.6	(d)
IPR&D charges	295.3	(b)	—
Income tax adjustments	(225.0	) (c)	—

Adjusted net earnings	$1,942.6		$1,625.1

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED ADJUSTED DILUTED EPS
(Unaudited)

	Nine months ended		Nine months ended
	January 27, 2006		January 28, 2005
Diluted EPS, as reported	$1.48		$1.32
Special charges	0.05	(a)	—
Certain litigation	—		0.01	(d)
IPR&D charges	0.24	(b)	—
Income tax adjustments	(0.18	) (c)	—

Adjusted diluted EPS	$1.59		$1.33

(a)	The $65.6 million ($0.05 per share) special charge represents an after-tax charitable donation ($100.0 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. The Company has not made a similar contribution to The Medtronic Foundation since fiscal year 2002. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. This non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $295.3 million ($0.24 per share) after-tax IPR&D charge ($363.8 million pre-tax) represents the cumulative impact of pre-tax charges of $168.7 million related to a technology acquired through the purchase of Transneuronix, Inc. that had not yet reached technological feasability and had no future alternative use, $175.1 million related to the purchase of spinal technology based devices owned by Gary K. Michelson, M.D. and Karlin Technology, Inc. that had not yet reached technological feasability and had no future alternative use, and $20.0 million related to a cross-licensing agreement with NeuroPace, Inc. for patent and patent applications on products that had not yet reached technological feasability and had no future alternative use, collectively the IPR&D charges. In addition to disclosing IPR&D that is determined in accordance with GAAP, Medtronic managment believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. These IPR&D charges resulted from facts and circumstances that vary in frequency and/or impact on continuing operations. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. This non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $225.0 million ($0.18 per share) tax adjustment represents a $225.0 million tax benefit associated with the reversal of reserves resulting from favorable agreements reached with the U.S. Internal Revenue Service (IRS) involving the review of fiscal years 1997 through 2002 domestic income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. This non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $15.6 million ($0.01 per share) after-tax certain litigation charge ($24.3 million pre-tax) is related to the DePuy/AcroMed litigation. In addition to disclosing certain litigation charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this litigation charge. Management believes that this non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this litigation charge when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. This non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
	January 27,	January 28,
	2006	2005
	(dollars in millions)
OPERATING ACTIVITIES:
Net earnings	$1,806.7	$1,609.5
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	407.1	339.3
Purchased in-process research and development	363.8	—
Certain litigation	—	24.3
Provision for doubtful accounts	8.2	20.2
Tax benefit from exercise of stock options	77.0	52.0
Deferred income taxes	182.5	15.4
Change in operating assets and liabilities:
Accounts receivable	(123.1)	(156.0)
Inventories	(274.2)	(80.1)
Accounts payable and accrued liabilities	(1,047.6)	240.6
Other operating assets and liabilities	102.8	(41.2)

Net cash provided by operating activities	1,503.2	2,024.0

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(285.2)	(96.4)
Purchase of intellectual property	(830.7)	—
Additions to property, plant and equipment	(305.4)	(306.7)
Purchases of marketable securities	(4,863.3)	(996.8)
Sales and maturities of marketable securities	2,849.6	532.8
Other investing activities, net	1.3	76.3

Net cash used in investing activities	(3,433.7)	(790.8)

FINANCING ACTIVITIES:
Increase in short-term borrowings, net	574.2	21.9
Increase in long-term debt, net	993.9	—
Dividends to shareholders	(348.9)	(303.6)
Issuance of common stock	444.8	236.7
Repurchase of common stock	(709.4)	(511.0)

Net cash provided by (used in) financing activities	954.6	(556.0)

Effect of exchange rate changes on cash and cash equivalents	111.5	(85.4)

Net change in cash and cash equivalents	(864.4)	591.8

Cash and cash equivalents at beginning of period	2,232.2	1,593.7

Cash and cash equivalents at end of period	$1,367.8	$2,185.5

Supplemental Cash Flow Information
Cash Paid For:
Income taxes	$580.1	$365.1
Interest	59.8	34.1
Supplemental Noncash Investing and Financing Activities:
Deferred payments for purchases of intellectual property	$30.0	$—
Reclassification of debentures from short-term to long-term debt	—	1,973.2
Reclassification of debentures from long-term to short-term debt	1,971.4	—

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 27,	April 29,
	2006	2005
	(dollars in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$1,367.8	$2,232.2
Short-term investments	3,559.0	1,159.4
Accounts receivable, less allowances of $180.2 and $174.9, respectively	2,364.6	2,292.7
Inventories	1,177.2	981.4
Deferred tax assets, net	83.2	385.6
Prepaid expenses and other current assets	373.7	370.2

Total current assets	8,925.5	7,421.5

Property, plant and equipment	3,709.7	3,628.6
Accumulated depreciation	(1,833.8)	(1,769.3)

Net property, plant and equipment	1,875.9	1,859.3

Goodwill	4,345.0	4,281.2
Other intangible assets, net	1,631.6	1,018.0
Long-term investments	1,122.2	1,565.7
Other assets	438.8	471.7

Total assets	$18,339.0	$16,617.4

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$3,023.2	$478.6
Accounts payable	310.9	371.8
Accrued compensation	612.6	542.2
Accrued income taxes	428.5	923.3
Other accrued expenses	496.3	1,064.1

Total current liabilities	4,871.5	3,380.0

Long-term debt	1,002.5	1,973.2
Deferred tax liabilities, net	362.8	478.1
Long-term accrued compensation	176.8	157.9
Other long-term liabilities	187.8	178.7

Total liabilities	6,601.4	6,167.9

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	120.9	121.0
Retained earnings	11,448.8	10,178.5
Accumulated other non-owner changes in equity	167.9	150.0

Total shareholders’ equity	11,737.6	10,449.5

Total liabilities and shareholders’ equity	$18,339.0	$16,617.4

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT
(Unaudited)

($ millions)
	FY 05	FY 05	FY 05	FY 05	FY 05	FY 06	FY 06	FY 06	FY 06	FY 06
	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL
REPORTED REVENUE :

CARDIAC RHYTHM MANAGEMENT	$1,097	$1,104	$1,150	$1,265	$4,616	$1,268	$1,289	$1,263	$—	$3,820
Low Power Pacing	451	438	431	436	1,756	446	459	426	—	1,331
High Power Defibrillation	551	546	598	684	2,379	718	733	723	—	2,173
Emergency Response Systems	79	104	104	126	413	87	81	99	—	268
Other	16	16	17	19	68	17	16	15	—	48

SPINAL, ENT & NAVIGATION	$484	$506	$536	$599	$2,125	$589	$603	$628	$—	$1,820
Spinal Constructs	317	332	343	380	1,372	376	382	387	—	1,146
Spinal Biologics	89	99	107	118	413	128	134	147	—	408
Ear, Nose & Throat (ENT)	58	55	61	67	241	65	64	65	—	194
Navigation	20	20	25	34	99	20	23	29	—	72

NEUROLOGICAL and DIABETES	$408	$430	$460	$496	$1,794	$463	$487	$489	$—	$1,439
Neurological	170	179	184	206	739	186	204	202	—	592
Gastroenterology & Urology	42	45	49	52	188	49	48	45	—	141
Neurologic Technologies	50	53	56	59	218	55	57	60	—	172
Diabetes	146	153	171	179	649	173	178	182	—	534

VASCULAR	$196	$201	$221	$233	$851	$205	$225	$236	$—	$665
Stents	71	78	86	82	317	65	90	96	—	251
Other Coronary	71	71	77	89	308	81	78	83	—	242
Endovascular/Peripheral	54	52	58	62	226	59	57	57	—	172

CARDIAC SURGERY	$161	$159	$164	$185	$669	$165	$161	$154	$—	$481
Valves	56	54	56	64	230	58	56	52	—	166
Perfusion	79	79	80	89	327	79	78	75	—	233
Cardiac Surgery Technologies	26	26	28	32	112	28	27	27	—	82

TOTAL	$2,346	$2,400	$2,531	$2,778	$10,055	$2,690	$2,765	$2,770	$—	$8,225

ADJUSTMENTS :

CURRENCY (1)	35	40	59	32	$166	26	(3)	(72)		$(49)

COMPARABLE OPERATIONS (1)	$2,311	$2,360	$2,472	$2,746	$9,889	$2,664	$2,768	$2,842	$—	$8,274

(1)	- Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.

Note:	The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.